Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript

CFW - Resaca Exploitation and Cano Petroleum Merger Conference Call

Event Date/Time: Sep 30, 2009 / 06:30PM GMT

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CORPORATE PARTICIPANTS

Jeff Johnson

Cano Petroleum - Chairman, CEO

Jay Lendrum

Resaca Exploitation, Inc. - CEO, Director

Chris Work

Resaca Exploitation, Inc. - VP, CFO

Patrick McKinney

Cano Petroleum - SVP of Engineering & Operations

CONFERENCE CALL PARTICIPANTS

Noel Parks

Ladenburg Thalmann - Analyst

Curtis Trimble

Natixis - Analyst

Manav Gupta

Canaccord Adams - Analyst

David Hunt

Petro-Hunt - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Cano Petroleum/Resaca Exploitation merger announcement. My name as Tom and I will be your coordinator for today. At this time all participants are in listen-only mode. We will be facilitating a question-and-answer session towards the end of today’s conference. (Operator Instructions). I would now like to turn the presentation over to your host for today’s conference, Jeff Johnson, Chairman and CEO of the Cano Petroleum Corporation. Please proceed.

Jeff Johnson - Cano Petroleum - Chairman, CEO

You bet. Thank you, Tom. I also want to thank everybody for joining us on the call today. As you know, we’ve just made an announcement here over the past few hours that is pretty exciting for the Cano shareholders. We’ve announced a merger with Resaca Exploitation based out of Houston, Texas listed on the AIM exchange.

And if you look back, the one thing I would like to comment is we started this company about five years ago in June, we had a three- to five-year business model and we’ve just celebrated our fifth year. And although our business model I feel like has been successful for the most part where we’ve been able to go out and acquire oil reserves domestically onshore in the United States and been able to do so at a very competitive price, we’ve seen success through water flood operations and EOR enhancement that we look to grow into and move forward with.

I think that this transaction here as we just entered into our sixth year as a company truly is given the opportunity to grow and a platform to move forward in such a manner that I would never have guessed five years ago whenever we started this company.

For those that have been around the industry for a little while, I’m sure you may have known or have known of J.P. Bryan or the Torch companies, J.P. will be the new Chairman and CEO of the Company going forward. And I’ve got to tell you as the Cano Chairman and CEO, one of the largest shareholders, the largest individual shareholder, I’d like to say that I’m excited and I think the company is fortuitous to have somebody such as J.P. to use this as a platform to build a dynamic EOR company.

And us as common shareholders as well as our preferred shareholders, I believe we have a better platform, better cash flow, less net debt and truly have a company here that both sets of shareholders when combined, as J.P. might say, one and one is a heck of a lot more then two.

And so with that being said, sitting here with me today is Jay Lendrum, who will be the Vice Chairman of the combined companies. And also we also have back in Fort Worth Ben Daitch who is our current CFO at Cano. We’re in San Francisco today, we just got through presenting at the IPAA, and I also have Patrick McKinney in here with me as well in San Francisco with Jay. And Jay, I believe is Chris Work on the phone out of Houston?

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

Chris Work and Dennis Hammond both are.

Jeff Johnson - Cano Petroleum - Chairman, CEO

Okay, very good. With that, Jay, I’m going to turn it over to you and glad to be a part of this and we really appreciate the hard work you and your team have put together with this.

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

Well, thank you very much, Jeff. I just want to echo exactly the same sentiments that Jeff just stated. This is going to be a tremendous merger of two companies, this merger of two equals. We feel very, very confident that we can take these assets and really create a significant enterprise going forward that will be profitable for all of the shareholders.

If I may, I should probably point out Jeff mentioned J.P. Bryan. Just as a little background, J.P. Bryan if the former founder of Torch Energy and I joined him a number of years ago. The two of us own Torch Energy, it’s a private company. We have actually been actively participating in similar types of operations for the last 30 years, a significant background in taking assets, putting them together and creating worth and value for our shareholders and for our partners until very — we coupled with this project and this enterprise is going to do the same.

Resaca was a private company that we were the manager of, we took that public in London on the AIM last year. It was the largest IPO on the AIM — as far as energy IPO in the AIM last year. It’s a strong company and it’s focus is exactly what it says, it’s Resaca Exploitation. We are — our whole purpose is not exploration, it’s exploitation of existing oil reserves and that’s exactly what Cano is too.

So from that standpoint we really do have a commonality of our assets and we feel very, very comfortable that these assets will fit together and we’ll be able to generate a significant amount of cash flow for the partners and create value.

That’s kind of a background, but going into some more of the specifics — and I know everybody realizes we were up probably most of the night getting all of the paperwork finalized and merger agreement signed and Board approval so that we could make this announcement today and be speaking about it today.

Resaca is the surviving entity, Resaca is headquartered in Houston, I should say this, that although we said a surviving entity, really this is a 50-50 deal, the shareholders of Resaca and the shareholders of Cano will have approximately the same interest. Resaca will have four Board members and Cano will have three Board members, but I must make it very clear, the day we close, the day we merge it’s not the Cano Board members and the Resaca Board members, it’s all seven Board members working for the Company.

Upon closing we will have dual listing, one will be on the AIM, London Stock exchange at AIM and the other will be on the New York Stock Exchange AMEX. So we’ll be able to basically be on markets in both Europe and in the US. The exchange ratio, 2.1 shares of Resaca for every share of Cano, we have approximately 97 million shares outstanding, Cano has about 45 million and that isn’t how it works to the 2.1.

On a combined basis, the proven reserves, we have 63 million barrels of proved reserves between the two companies, PV10 of $650 million, and I should add that’s about 81% oil-based reserves. On a combined basis the two companies have daily production of just a shade under 2,000 barrels equivalent per day, 1970 is the number that you’ll see in the presentation.

Two or three things to think about on the transaction, it calculates out where Resaca is paying a 32% premium for Cano, this as based on a 30-day average volume weighted average price. Other metrics to think about is that the price translates into $3.34 for proven BOE for proven reserves and $16.29 from BOE for proved developed reserves.

I think you’ll see that we have a fairly similar background, we both have been as [steel] and energy has been in business for three or four or five years, although we took to the route of going public in London and obviously Cano was public here in the US. The focus is the same, we both have exploitation efforts, we both are producing oil and acquiring operating fields that are water floods that (inaudible) go to to enhance oil recovery and tertiary recovery type projects, CO2 recovery projects.

Our proved reserves are very similar, from the standpoint of quality of the reserves. We have 14 million barrels proven, Cano has 49 million. But in our case 56% of our reserves are proved developed where only 21% of Cano’s are proved developed, the balance being the huge factor is obviously in the proved undeveloped category.

PV10, we have a $182 million PV10 of all the proven reserves for Cano as about $470 million. Here’s where it gets interesting. Probable reserves are about 14 million barrels in our case and about 13 — right at 14 million for Cano as well. These are the reserves fundamentally that are the water flood reserves that will be recovered through the CO2 through the tertiary recovery projects. That’s a lot of the upside of this enterprise and we will actively be moving towards getting the CO2 projects in place as soon as we can.

Production rates I think I mentioned is 660 barrels a day for Resaca, 1,309 for Cano for a total just a shade under 2,000 barrels a day. Properties are very similar, Permian basin reserves and then also the Panhandle and then some projects up in Oklahoma as well.

Transaction rationale, why are we doing this? We both have tremendous long-term potential. In Resaca’s case we have a higher short-term potential in developing our proved developed behind pipe, reserves are not producing reserves. We have a lot of behind pipe procedures to do and we can access cash flow a little quicker there. But in the long run there’s a tremendous amount of reserves that Cano represents in their PUD category. So we do have a balance there between the two companies and it’s very complementary.

Other things obviously that come into play putting these two companies together — the mindsets are the same, the rationales are the same for business enterprise and pieces of the business. In our case we believe that between the two companies we can achieve cost savings, both G&A and LOE, in the $4.5 million to $5 million per year range. Some of these have already been implemented that you’ll see going through with the upcoming financial statements.

Some of them may not have a big impact on the 6-30 financial statements, but you’ll see them coming into play and that’s a key here is to eliminate that $5 million of cost and that just goes to bottom-line and gets you that much more EBITDA to basically reinvest in the properties themselves.

The staffs are very complementary, good technical groups, good administrative (inaudible) have very good long life — long histories in operating and producing oil reserves. So this is very, very significant. And other good synergies just geographic that you’d expect. We also think that on a combined basis we’ll be seeing increases in production from just more intensive operational procedures that we’ve been implementing and also some workovers and re-completions of certain wells.

Let’s see here, I think I’m kind of hitting some of the same points, but there’s a reason here to put this all together, it’s just the strategic reason. Again it’s the same type of properties, significant CO2 recovery potential on all the properties and we’ve just got to maximize that value.

From a capital structure standpoint we see a lot of value here; we don’t see a significant amount of overlap in our institutional shareholder base. Most of Resaca’s institutional base are UK or Canada where Cano asked Canadian institutional support as well as US support. So I think it will just broaden not base of institutional ownership here.

Obviously with the dual listing in both London and the US we’ll be able to continue to access more and more institutions and have interest that (inaudible) difficult for a small company to be in one or the other, but on a combined basis we’ll be able to pursue multiple list. And again, we just feel like the whole capital structure will be enhanced, so much that the asset base you have (inaudible) be able to look at other forms of capital structure and financing that make sense.

From an organizational structure we mentioned J.P. is going to — J.P. Bryan is Chairman of the Board and will assume the role of CEO. He’ll be focused on really implementing and accelerating the business plan of both companies. I will be assuming the role as Vice Chairman, probably spending most of my time working with the investors and investor base, (inaudible) in the UK and with the European base as well.

As we go forward we have a good blend of Cano executive management and the Resaca executive management. Chris Work, CFO of Resaca, will remain in that position. Mike Ricketts will be working with Chris; Mike is the Vice President and Accounting Controller for Cano. Dennis Hammond, who is the President of Resaca, will be in that position and he will continue to have the overall view of the engineering and of the reserves, exploitation and be accountable for that.

Pat McKinney, Senior VP of Resaca — I mean senior of Cano will assume the role of Executive Vice President engineering and operations of Resaca with emphasis as really expanding development work the asset base. And then Phillip Feiner who is currently at Cano, Chief Legal Counsel, will become the Chief Legal Counsel for Resaca. You’ll see in the presentation — if the presentation on the website?

Unidentified Company Representative

Yes.

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

I don’t know that I mentioned that, but there is a presentation on the website if you — or don’t have access (inaudible). You’ll see the background of all of the people. I think probably the most significant one for everybody on this call that’s important is J.P. J.P. is, for those of you who don’t know him, has been actively involved for 40 years in the energy business. Over that period of time he’s been Chairman of the Board, Executive — Chief Executive Officer.

This in his our sixth public enterprise that Torch and J.P. have been sponsors of. The other ones include Gulf Canada, Nuevo Energy, Bellwether, and then a couple of other enterprises. So we really do have a background in creating value for shareholders and achieving that value. You’ll see a background of management profiles for the rest of the key individuals in the presentation.

Jeff Johnson - Cano Petroleum - Chairman, CEO

As a quick note, that website is www.CanoPetro.com if you did want to look at the presentation that Jay alluded to that he’s looking at.

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

Okay, okay. I should add, if you want more background on Resaca, Resaca’s website is www.ResacaExploitation.com. And you’ll find it has a very complete selection of all of the key information that we have from the formation of Resaca forward.

You’ll see in the presentation that there’s a synopsis there of where the properties are. Again, it’s primarily the panhandle of Texas and the Permian basin of Southeast New Mexico and West Texas. There are also some smaller projects in the Barnett Shale area and also in Oklahoma.

You’ll see — on page 11 of the presentation you’ll see a synopsis of the categories of reserves to PV10 by entity, by Resaca and by Cano and how they (inaudible) on a combined basis. If you look at that you’ll understand the magnitude of the Company we’ve been able to achieve by combining these and also see how they are complementary. Again 1P reserves of PV10 is about $650 million, 2P reserves of PV10 is in excess of $1 billion and almost 90 million barrels of proven reserves. Obviously proven and probable reserves, 2P reserves.

Other things of note that I know you all will be interested in. You’ll see a page there — liquidity. The reality is that we’ve got two or three threshold issues that every enterprise has, when you merge together you have to take an account and handle. We have two credit facilities between the two enterprises that need to be merged together. Union Bank California is the lead on Cano’s facility and we anticipate merging the two together and working with Union Bank to see how that will all fit together here.

The other side I want to be very clear about is we’re anticipating doing an equity raise, primarily one to take care of short-term capital requirements necessary to really implement this plan. And two, to the extent if we do need to do that we’re going to de-lever a little bit which I think is probably prudent in this market. So we’ll be back in the market (inaudible).

The development plan, things that are of interest. One is (inaudible) single biggest asset is the Cooper Jal unit, this is in Southeast New Mexico, it’s a waterflood. We have in excess of 60 behind pipe recompletions that those recompletions will be done in the next I don’t know, it might be 12 to 24 months. This will add — each one projects to add about 18 barrels a day equivalency. Then on top of that we actually have a — we’re in the middle of a refrac program on a number of recently drilled wells and older wells where we’re going in and refracking more modern techniques and so far to date we’ve achieved about 30 barrel a day increase in production from that as well.

All of these procedures though further support the repressurization of this waterflood, and currently we’re injecting about 18,000 barrels of water a day into the field. That up from 9000 barrels a day about 12 months ago.

The program is to maintain that, repressurize that field. And then once we have a breakover, then we will come back in behind that and (inaudible) the CO2 injection program there.

The indications are that net to our interest, we own 72% working interest in this field. Net to our interest, we will actually get this up over to about 500 barrels a day in this field, and that will be the point where we will pressurize the CO2 (inaudible).

Cato Field, I think most of you on the call probably are familiar with this. We’re excited about this project. It’s similar to our Cooper Jal, but it is in fact significantly larger. Currently, it’s on about 650 acres. We’re going to expand that to 1000 acres.

We, in fact, do have significant more acreage we could possibly incorporate into the flood. Projections are it will take us up to 21,000 barrels a day of water injection there. And again, this will take us up to about 400 barrels a day equivalent here.

And then in time with that (inaudible) of that field, than we will come back behind it and our plans are to actively pursue a water — a CO2 flood there as well.

You will see I mentioned Cooper Jal unit. There is a schematic in the presentation that gives you a good feel here. The key in this is that net to our interest, we have proved well reserves of almost 5 million barrels. We have PUDs of about 4.8 million and probables of 7 million barrels. Probables are for CO2 potential.

Visual long plays in this field is 160 million barrels. My thoughts on it are that it could be more than that, but that’s the number we feel very comfortable on. The 69 producing wells, 28 injection wells, and again we’ve put in play about 18,000 barrels a day there.

Our second largest field is the Jordan San Andres Unit. This is out in Ector County. It’s a noncontiguous unit that is in conjunction with Citation’s Jordan unit as well. We are in discussions on how to put those two units together. This is a significant field, our production is about 130 BOE a day here and, again, this one is the same thing, it would be pressurized and a lot of the high pipe zones we have potential to create (inaudible).

Cato Field, we’ve already discussed that, there’s a good synopsis here. The key here in his there are like 14,000 acres, is that right? Oh, 15,000 acres. And you’ve got original oil in place here of 125 million barrels. A lot of potential here to go at, really bring in some exploitation techniques that will increase the production.

And then finally the other one I think probably everybody on the call knows of and that’s the Panhandle Field. 22,000 gross acres, 100% working interest, tremendous reserves, production 600 barrels a day. Currently we’re injecting about 70,000 barrels a day of water, I think we’re going to be doing some pretty hard evaluation on how to really maximize the economics of this field, understand where the water is going to understand what we’re really doing there. And this is going to be a focal point for us going forward (inaudible).

From your standpoint investment highlights, just going back and repeating this a little bit. Everything is very complementary as far as the reserves, the type of production we have, it’s all low risk, it’s not exploration, it’s exploitation, it’s engineering driven. We’re in a beautiful situation, we’ve got good acreage position, good net revenue interest, 100% working interest, we operate everything. In exploitation the key is to be able to control your own destiny and we have that ability here, it’s just whether we can actually go out and do it or not (inaudible) right people to do this.

I mentioned earlier we’re going to be moving quickly to cut significant levels of cost, this translates into higher EBITDA, higher valuation for everybody. And then I do believe that with our management team and the investor support we’ll have the dual listing, that we’ll have good, good institutional support. With that being said, that’s pretty much the — my comments. And do you want to —

Jeff Johnson - Cano Petroleum - Chairman, CEO

Sure.

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

— throw it open for questions?

Jeff Johnson - Cano Petroleum - Chairman, CEO

Sure, real quick. One last comment I would make is whenever I left last night, probably Jay feels the same way — on the airplane to come out here when I landed I didn’t know if I was giving a Cano presentation or a Resaca presentation or something else. So I was not — I did not have a chance to be back home and talk to the employees, but one thing I want to mention, Jay, is you’ve got an awfully good group of people in Fort Worth, the Panhandle, Oklahoma and Eastern New Mexico that you guys are going to be able to join your team and really help you out. So with that I’ll — yes, let’s go ahead and open it up for any questions.

QUESTION AND ANSWER

Operator

(Operator Instructions). Noel Parks, Ladenburg Thalmann.

Noel Parks - Ladenburg Thalmann - Analyst

Hello. I had a few questions. Just to start, maybe if you’d talk a little bit more about the rationale for the transaction with this timing. For each of you, did you have a particular best case or worse case scenario in mind going forward as far as commodity prices or the funding environment both on the debt or equity side that made you feel like this was the right transaction for each company at this time?

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

Noel, this is Jay. From my standpoint I can’t say that the oil prices, commodity prices really impacted our decision to proceed with this transaction. We’re committed to long-term value ability and long term development of the reserves. We saw this as basically a very similar asset base, the dynamics were very similar and we wanted to aggregate the two asset bases and at the same time eliminate some redundant cost and maximize value for our shareholders and the Cano shareholders.

So I don’t know that I really can say that the oil prices drove it or not. I think that, again, the quality assets were so similar to what we were asking, that was what guided us beside the (inaudible) project.

Jeff Johnson - Cano Petroleum - Chairman, CEO

Yes, this is Jeff. Good question, Noel. And Jay answered it very well I think. Obviously I’m bullish on pricing, I think oil has a place that it can run over the next few years as well as gas or we wouldn’t have remained in the business. That being said, I don’t believe it was the primary driver, it was a factor obviously. But over the last year or so we’ve always — this company has always been and any EOR company has always had to be very reliant upon the capital markets to provide your funding. It’s a capital intensive program.

With the uncertainty in the markets that we’ve seen, the challenges, I believe right now at a time when you can put assets together to build a better base, to have synergies and to be able to do it in such a manner, from my viewpoint, that you’ve got a guy like J.P. Bryan, who has a track record, the sheepskins that he has, to step in and bring with it a team that can merge with our team and our assets, it was just — it was just a fantastic transaction for both our preferred shareholders and common shareholders from our viewpoint.

Noel Parks - Ladenburg Thalmann - Analyst

Okay. Looking ahead a bit, I know it’s still early, but has there been any thought given to ultimately who you’d use for their reserve engineers for the combined companies?

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

From our standpoint we basically have three engineering firms involved that we’re looking at obviously. One, Miller and Lents is the engineer of record at Cano. For Resaca, Haas Engineering Service, Bob Haas out of Dallas has been doing this work for a number of years and has a good database and we feel very comfortable with Bob on the water floods and on the primary reserves.

But Bob will tell you that he did not have the capabilities on the CO2, whereas we use — so because of that we used John Savage, Roy Williamson, Williamson Petroleum Consultants out of Midland who over the years have built a tremendous database in the Permian Basin CO2 fields. Not saying that they haven’t worked on other areas, but they really do have a good database in those fields. So those are the three engineering firms.

Now I mean, in the long run it probably does make sense to look at consolidating all that together. But to answer your question of whether we’ve made a decision about that or not, no, we have not made a decision about changing engineering firms.

Noel Parks - Ladenburg Thalmann - Analyst

And as part of the agreement you have at this point, is there a breakup fee involved for either party?

Jeff Johnson - Cano Petroleum - Chairman, CEO

(multiple speakers). Yes.

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

Yes, there is, $3.5 million.

Jeff Johnson - Cano Petroleum - Chairman, CEO

You might ask Chris to (multiple speakers).

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

Chris, are you online?

Chris Work - Resaca Exploitation, Inc. - VP, CFO

Yes, I’m on.

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

$3.5 million, correct, for the breakup fee?

Chris Work - Resaca Exploitation, Inc. - VP, CFO

I’ll grab that. I believe it was $5 million. But basically it only kicks in if there’s basically a topping type of transaction.

Jeff Johnson - Cano Petroleum - Chairman, CEO

If it’s not $3.5 million jump back on and let us know (multiple speakers).

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

Yes (multiple speakers).

Chris Work - Resaca Exploitation, Inc. - VP, CFO

I’ll put you on mute and I’ll come back.

Unidentified Company Representative

Jeff, it’s $3.5 million.

Chris Work - Resaca Exploitation, Inc. - VP, CFO

Okay.

Noel Parks - Ladenburg Thalmann - Analyst

Okay, that’s all for me right now, thanks.

Jeff Johnson - Cano Petroleum - Chairman, CEO

Okay, thank you Noel.

Operator

Curtis Trimble, Natixis.

Curtis Trimble - Natixis - Analyst

Sure, good afternoon, everyone. Just looking a little bit further out on the food chain and in the Nowata properties and other properties in Cano’s portfolio. What would you say plans for those would be? Are they populating 2013, ‘14 or is this something that we would think of as slated for potential sale on a go-forward basis?

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

Well, I don’t want to go on record that they’re for sale, okay. But if you know anything about Torch and our background, we’ve always had an approach of rationalizing assets. And if we get more value for them, especially the smaller assets, if we can get more value for selling them and using that capital to really enhance the balance sheet and one way or another we will definitely do that.

So from that standpoint I think that we’ve been focused on the primary assets and we’ll take a look at any or all of the assets to see how to rationalize them — either selling them, maybe do a special JV, bringing another capital source, bringing a partner, there are a lot of other options that we have that we’ll be evaluating all those.

Curtis Trimble - Natixis - Analyst

Okay, switching gears and looking at the combined credit facility. Should we think of it as what you guys have on the table now plus what Cano’s got and that will be in the [sights] of the facility with terms being fairly consistent with what’s already there? Or have initial conversations pointed in some other direction?

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

Let me tell you, we have not — the banks are working it right now, so they have not given us any indication of whether in fact they are — it’s going to point in the other direction or whatever. So I think guidance for you, assume it’s about what it is on a combined basis.

Curtis Trimble - Natixis - Analyst

Okay. And any other distinction probably would have some bearing on the size of the equity offering?

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

Yes.

Curtis Trimble - Natixis - Analyst

Any ideas on what initial indication might be there or initial I guess interest level from you guys on size of offering?

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

Well, I’m not sure — I want to come back and see how this — the debt discussions go before we make a final call, but obviously we’re not interested in selling a lot of equity right now. We’d rather try to live within our means and do enough equity to basically deleverage the balance sheet a little bit and then provide the capital that (inaudible) develop these projects. Those are the two main (inaudible). But we try to minimize that.

Curtis Trimble - Natixis - Analyst

Very good, I appreciate your time.

Operator

Manav Gupta, Canaccord Adams.

Manav Gupta - Canaccord Adams - Analyst

This is Manav Gupta for Irene. I just wanted to ask, can you give me some additional color about the 2010 CapEx guidance — the joint CapEx that you plan to put in for the next year?

Patrick McKinney - Cano Petroleum - SVP of Engineering & Operations

Yes, this as Pat McKinney. Our preliminary CapEx for Cano that we’ve announced in our 10-K is roughly $14 million for development capital.

Manav Gupta - Canaccord Adams - Analyst

Okay.

Patrick McKinney - Cano Petroleum - SVP of Engineering & Operations

And that’s primarily at our two largest assets of the Cato Field and Panhandle. And I think that we can let Chris talk on capital for Resaca right now.

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

Yes, Chris or Dennis, if you could address the Resaca side of that question. Did I lose Chris and Dennis?

Chris Work - Resaca Exploitation, Inc. - VP, CFO

This is Chris. We were having some trouble getting on. I don’t know if Dennis made on or not. On our side we’re looking at for this fiscal year about $7 million.

Manav Gupta - Canaccord Adams - Analyst

Okay.

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

I will say to give you a little color too that’s kind of interesting, and I’m sure Cano is seeing the same thing. But that $7 million for Resaca goes a lot farther than it used to. I mentioned this refrac program that we’re starting. Actually we did one of these frac jobs a year ago and it was $600,000. We did the same frac job on a new drill about six months ago and it was $350,000.

We did this one refrac that we just completed and it was the largest frac we’ve done out there to date, and the same job cost $138,000. So from that standpoint we are seeing a lot more bang for our buck in business out there now. So this working out very well from our standpoint.

Manav Gupta - Canaccord Adams - Analyst

Okay, I appreciate that. Anything about your Barnett assets which are still kind of shut in?

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

Our what? Repeat that question?

Manav Gupta - Canaccord Adams - Analyst

The Barnett assets.

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

Barnett assets.

Jeff Johnson - Cano Petroleum - Chairman, CEO

Barnett assets, right, now this is Jeff. We shut those in in the current price environment. Obviously we actually took an impairment on that. That being said, gas prices come back and support the drilling activity out there to take a look at it again, I’m sure that they will, but that’s going to be a question for J.P. and Pat as they go on down the road. But I would say once prices get back, that generally speaking they probably would take a look at it if gas prices get to the level where it makes it economic.

Manav Gupta - Canaccord Adams - Analyst

Is there any particular number you’re looking at?

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

I’d be lying if I gave you any number on that Barnett. We just have to take a look at it and if it makes sense we’ll put it back on.

Manav Gupta - Canaccord Adams - Analyst

Okay, thank you. That’s all from my side.

Jeff Johnson - Cano Petroleum - Chairman, CEO

Tom, as there any other questions?

Operator

(Operator Instructions). David Hunt, Petro-Hunt.

David Hunt - Petro-Hunt - Analyst

This one is for Jeff or Jay. How are you all proposing treating the preferreds that are existing at Cano?

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

David, you’re a preferred holder?

David Hunt - Petro-Hunt - Analyst

Yes. How are you doing, Jay?

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

I was just sitting here and it dawned on me that in my earlier comments I neglected to address the preferreds.

David Hunt - Petro-Hunt - Analyst

Right.

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

And I think everybody knows that there’s about $27 million of face value preferred out there. We actually have come to an agreement with the largest preferred shareholder to basically extend the term and reduce the conversion price, the conversion price will be 125% over the transaction price, which I think ends up being $2 and —

Unidentified Company Representative

(inaudible)

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

$1.78, $1.75, something like that.

Unidentified Company Representative

You might ask Chris.

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

Chris, do you have a current price on that?

Chris Work - Resaca Exploitation, Inc. - VP, CFO

Current price on —?

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

On what the convert will be on the preferreds? Is it $1.78 or —? David, it’s in that range, $1.78 to $1.80, something like that.

David Hunt - Petro-Hunt - Analyst

And what’s the term extension, how long? What’s the proposal?

Jeff Johnson - Cano Petroleum - Chairman, CEO

Yes, David, this is Jeff. We’ve been in discussion a little bit with D.E. Shaw over the weekend and my understanding is that they would like to extend it 12 months, keep the coupon the same and then just drop the conversion, it’s basically — it will be up 25% over the deal price.

David Hunt - Petro-Hunt - Analyst

Okay.

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

And David, it’s my understanding that, one, we wanted to obviously come up with a fair trade or re-trade on that. And I believe we’re going to — Todd and the guys, D.E. Shaw are going to be circling back around to everybody else on that.

David Hunt - Petro-Hunt - Analyst

Okay.

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

If you haven’t heard you should be hearing the details soon.

David Hunt - Petro-Hunt - Analyst

Okay, thank you.

Operator

And you have no questions at this time.

Jeff Johnson - Cano Petroleum - Chairman, CEO

Well, I appreciate everybody joining us today. Again, we’re very excited and look forward to it, building a very dynamic EOR company. And again, if anybody has any questions for the Cano management members in reference to last year’s 10-K or any of those numbers, we’re very accessible. Give us a call and we’ll be happy to go with you — with those numbers with you at any time. Thank you.

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

And from my standpoint, as being the CEO of Resaca, I do want to extend my invitation — personal invitation if you have any questions, any thoughts, you’d like to have any discussions on anything about this transaction or going forward, how to really create value here, please do not hesitate to call any of us at Resaca. You’ve got our number and we’re in Houston, it’s easy enough to give us a call, come on by, whatever. I’d like the opportunity to meet anybody that’s interested in sitting down and talking about the Resaca/Cano combination. With that I guess we’ll sign off and we’ll get back to work here.

Jeff Johnson - Cano Petroleum - Chairman, CEO

Thank you.

Jay Lendrum - Resaca Exploitation, Inc. - CEO, Director

Bye.

Operator

Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect, have a great day.

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